SECURITIES AND EXCHANGE COMMISSION

                                  WASHINGTON, D. C. 20549

                                   FORM 8-K A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




            Date of Report (Date of earliest event reported): November 16, 2004
                                                              -----------------




                            IMPERIAL PETROLEUM, INC.

                   (Exact name of registrant as specified in its charter)




         NEVADA                 0-9923                         95-338601
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(State or other          (Commission File No.)        (I.R.S. Employer
jurisdiction of                                       Identification No.)
incorporation)




329 MAIN STREET, SUITE 801, EVANSVILLE, IN                          47708
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(Address of principal executive offices)                          (Zip Code)




Registrant's telephone number, including area code:    (812) - 867-1433
                                                        ---------------
















      ITEM 1. Changes in Control:

      None.

      ITEM 4. Acquisition or Disposition of Assets:

     Registrant has dismissed its previous auditors, Briscoe, Burke & Grigsby LLP, on November 15, 2004 as approved by the Board of Directors of the Company on November 15, 2004. During each of the Registrant's past two fiscal years ending July 31, 2003 And July 31, 2002, the Registrant's previous auditors, Briscoe, Burke & Grigsby LLP have issued unqualified opinions with an explanatory fourth paragraph pertaining to the Registrant's ability to continue as a going concern. None of these opinions issued by Briscoe, Burke & Grigsby LLP for the past two fiscal years have been qualified, modified as to audit uncertainty, audit scope or accounting principles or have included any disclaimer of opinion. There are and have been no disagreements or disputes with the Registrant's prior auditors in regard to accounting principles, accounting procedures or similarly significant items during the registrant's prior two fiscal years or any interim periods. By approval of the Registrant's Board of Directors, Registrant has retained Weaver & Tidwell LLP on November 15, 2004 to replace Briscoe, Burke & Grigsby LLP as the Registrant's certified public accountants and to complete audits of the Registrant's financial accounts and records for the fiscal year ending July 31, 2004.

      ITEM 7.   Financial Statements and Exhibits:

     None.
                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Imperial Petroleum, Inc.



By: ___________________

Jeffrey T. Wilson
President




Dated:  December 28, 2004









Exhibit 16



December 27, 2004

Jeffrey T. Wilson
President
Imperial Petroleum, Inc.
329 Main Street, Suite 801
Evansville, IN 47708

Re: Form 8-K Amendment

Dear Sir:

In accordance with your request we have reviewed your proposed amended Form 8-KA filing in regards to the dismissal of Briscoe, Burke & Grigsby LLP as the auditors for IMPERIAL PETROLEUM INC for the fiscal year ending July 31, 2004 and we agree with the statements made in the amended Form 8-K filing as they pertain to Briscoe, Burke & Grigsby LLP and our prior services rendered as the Company's auditors.





Sincerely,


Warren Grigsby
Managing Partner